EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

MoSys, Inc.
Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-64302, 333-104071, 333-118992, 333-123364 and 333-132492) of MoSys, Inc. of our reports dated March 12, 2007, relating to the consolidated financial statements and the financial statement schedule, and the effectiveness of MoSys, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

San Francisco, California

March 12, 2007